Exhibit 23.6

Consent of Financial Advisor

We consent to the inclusion in this registration statement on Form S-4 and related Preliminary Joint Proxy Statement/Prospectus, of our written opinion, dated May 29, 2012.

Capstone Valuation Services, LLC

New York, New York

November 1, 2012